                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of February 2, 1998, is made and entered into by and between CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation ("Company") and DR. RONALD K. LOHRDING ("Executive"). For the definition of certain terms used in this Agreement, see Section 6 below.

     The Company and Executive agree as follows:

Section 1.  Employment.
----------------------
     1.1.   Engagement.
            ----------
            The Company will employ Executive, and Executive will accept employment, as an Executive of Company for the Term, subject to and in accordance with the provisions of this Agreement.

     1.2.   Duties.
            ------
            During the Term, Executive will serve Company in the capacity of Chairman of the Board of Directors, President and Chief Executive Officer of the Company, or such other capacity as may be designated by the Board. Executive's duties as an Executive of Company include all of the duties normally associated with such capacity. Executive's duties will also include such other activities, responsibilities and duties as may reasonably be assigned from time to time by the Board. If Executive is elected or appointed by the Board as an officer or other position with Company, Executive will perform the duties of such position as described in the Company's bylaws or as determined from time to time by the Board.

     1.3.   Attention and Effort.
            --------------------
            During normal business hours, for such periods of time as the Company has specific projects assigned to Executive, Executive will devote Executive's best efforts, entire productive time, ability and attention to the business of Company. Further, during the Term, Executive will not, without Company's prior written consent, directly or indirectly engage in any employment, consulting or other activity which would interfere or conflict with the performance of Executive's duties or obligations to Company or which would directly or indirectly compete with Company.

Section 2.  Compensation.
------------------------
     2.1.   Base Salary.
            -----------
            During the Term, Company will pay Executive a base salary equal to $123,000 per annum, payable in equal bi-weekly or semi-monthly installments in accordance with the Company's payroll system. The Board will review, at least annually, the Executive's compensation with a view to increasing it if, in the sole judgment of the Board, the performance of the Company, the services of the Executive and compensation paid by other companies engaged in businesses comparable to the business of the Company to executives in comparable positions merit such an increase.

     2.2.   Incentive Compensation.
            ----------------------
            In addition to base salary described in paragraph 2.1, Executive may be entitled to receive such bonuses and other compensation as may be determined by the Board (e.g., pursuant to such bonus, stock and other incentive compensation plans as may be adopted and maintained by Company during the Term).

     2.3    Stock Incentive Plan.
            --------------------
            The Company shall use its best efforts maintain its Stock Incentive Plan pursuant to which the Company is authorized to issue incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended ("Stock Plan"). Executives shall be entitled and eligible to participate in the Stock Plan as an executive officer and key Executive of the Company on the same basis as other executive officers of the Company, as determined and modified from time to time by the Board of Directors. All incentive stock options granted to Executive pursuant to the Stock Plan shall permit the cashless exercise of such options in conformity with applicable legal requirements. The Company agrees to use its best efforts to cause the Stock Plan, together with all shares of the Company's common stock issuable upon exercise of options granted under the Stock Plan, to be registered under the Securities Act of 1933, as amended ("Securities Act").

     2.4.   Benefits.
            --------
            During the Term, Executive will be entitled to participate in such fringe benefit programs (e.g., medical, dental, disability, life insurance and vacation programs) as may be provided from time to time by the Board or any person or committee appointed by the Board to determine fringe benefit programs, all subject to and in accordance with the eligibility and other requirements of such programs.

     2.5.   Expenses.
            --------
            During the Term, Company will reimburse Executive for reasonable out-of-pocket expenses incurred by Executive in performance of service for Company under this Agreement (e.g., transportation, lodging and food expenses incurred while traveling on Company business), all subject to such policies and other requirements as Company may from time to time establish for its Executives generally.

     2.6.   Withholding and Offset.
            ----------------------
            Payment of the base salary and any other amounts to Executive will be subject to such withholding and offset as may be provided by applicable law (e.g., for income tax purposes) or consented to by Executive.

     2.7.   Indemnification.
            ---------------
            Subject to applicable law, the Company shall indemnify and hold Executive harmless from any and all loss, judgments or claims Executive may suffer in the proper discharge of Executive's duties hereunder, including, but not limited to attorney's fees and court costs.

Section 3.  Term and Termination.
--------------------------------
     3.1.   Commencement.
            ------------
            The Term will commence on the date of this Agreement.

     3.2.   Termination.
            -----------
            The Term will terminate upon the first of the following to occur:
(a) Company's termination of Executive's Employment for Cause pursuant to paragraph 3.3; (b) Company's termination of Executive's employment without Cause pursuant to paragraph 3.4; (c) Executive resigns from employment as an Executive of Company pursuant to paragraph 3.5; (d) Executive terminates his employment for Cause pursuant to paragraph 3.6; (e) the death of Executive; or
(f) the disability of Executive resulting from injury, illness or disease, whether of a mental or physical nature, which substantially impairs or prevents the ability of Executive to satisfactorily perform Executive's duties and obligations under this Agreement for a period of 90 days; (g) the Change in Control of the Company or (h) five (5) years from the commencement date.
If the Executive is terminated pursuant to subparagraphs 3.2(a), (c), (e), (f) or (h), the Executive shall be entitled to no additional compensation under
Section 2 herein. However, if an Executive is terminated pursuant to subparagraphs 3.2(b), (d) or (g), Executive shall be entitled to receive the Termination Payments provided for in Section 3.9 below.

     3.3.   Termination for Cause.
            ---------------------
            Company may at any time terminate Executive's employment for Cause without prior notice.

     3.4.   Termination Without Cause.
            -------------------------
            Company may at any time terminate Executive's employment with or without Cause by giving Executive notice of the same at least thirty (30) days prior to the effective date of such termination.

     3.5.   Resignation.
            -----------
            Executive may at any time resign from employment with Company by giving Company notice of thirty (30) days prior to the effective date of such termination.

     3.6.   Termination For Cause By Executive.
            ----------------------------------
            Executive may at any time terminate Executive's employment for Cause without prior notice.

     3.7.   Termination Due to Change in Control.
            ------------------------------------
            Executive may terminate Executive's employment due to a Change in Control without prior notice.

     3.8.   Disability.
            ----------
            If in the event of a disability described in paragraph 3.2(f) Company decides not to terminate Executive's employment and Executive is entitled to receive payments (i.e., in lieu of wages or other compensation for employment) on account of such disability under any fringe benefit program provided by Company, then the base salary described in paragraph 2.1 will be reduced to the extent of such entitlement.

     3.9.   Termination Payments.
            --------------------
            In the event the Executive's employment is terminated pursuant to paragraph 3.4, 3.6 or 3.7, the Company shall be obligated to pay to Executive Termination Payments equal to two (2) times, in the aggregate, the product of
(i) the Executive's average annualized total compensation under this Agreement, including base salary, incentive compensation, commissions, bonuses, fringe benefits and other forms of compensation, during the two most recent taxable years (or to the date of the commencement set forth in Section 3.1, if less than two years). Such Termination Payments shall be due and payable in twelve (12) equal monthly installments commencing one month after the date of such Termination.

     3.10.  Return of Company Property.
            --------------------------
            Upon termination of the Term, Executive will deliver to Company any and all property of Company which is in Executive's possession or control (including, but not limited to, any and all Materials).

     3.11.  Survival.
            --------
            Sections 4 and 5, together with all other provisions of this Agreement that may reasonably be interpreted or construed to survive any termination of the Term, will survive any termination of the Term.

Section 4. Confidentiality.
--------------------------
     4.1.   Confidential Information.
            ------------------------
            In the course of Executive's employment with Company, Executive will have access to certain Confidential Information. Executive will use and disclose Confidential Information solely for the purposes for which it is provided and will take reasonable precautions to prevent any unauthorized use or disclosure of the same. Executive will not use or disclose any Confidential Information (a) other than as required in the course of Executive's employment with Company, (b) for Executive's own personal gain, or
(c) in any manner contrary to the best interests of Company.

     4.2.   Proprietary Information of Others.
            ---------------------------------
            Executive will not use in the course of Executive's employment with Company, or disclose or otherwise make available to Company any information, documents or other items which Executive may have received from any other person (e.g., a prior employer) and which Executive is prohibited from so using, disclosing or making available (e.g., by reason of any contract, court order, law or obligation by which Executive is bound).

     4.3.   Work Product.
            ------------
            All Work Product which Executive conceives, develops or first reduces to practice, either alone or with others, during the Term will be the sole and exclusive property of Company, together with any and all related Intellectual Property Rights. The foregoing applies to all Work Product which relates to Executive's performance of services under this Agreement, Company's Field of Business or Company's actual or demonstrably anticipated research or development and whether or not such Work Products are conceived, developed or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities, personnel, Confidential Information or other resource of Company.

     4.4.   Disclosure and Protection of Work Products.
            ------------------------------------------
            Executive will disclose all Work Products described in paragraph 4.3 to Company, promptly and in writing. At Company's request and at Company's expense, Executive will assist Company or its designee in efforts to protect such Work Products. Such assistance may include, but is not necessarily limited to, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any Work Products specified by Company; (b) executing documents of assignment to Company or its designee of all Executive's right, title and interest in and to any Work Product and related Intellectual Property Rights; and (c) taking such additional action (including, but not limited to, the execution and delivery of documents) to perfect, evidence or vest in Company or its designee all rights, title and interest in and to any Work Product and any related Intellectual Property Right.

     4.5.   Materials.
            ---------
            All Materials and related Intellectual Property Rights will be the sole and exclusive property of Company, whether or not such Materials are marked with any Intellectual Property Right notice of Company or Executive. All such Materials authored, made, conceived or developed by Executive or made available to Executive (or any copies or extracts thereof) will be held by Executive in trust solely for the benefit of Company. Executive will use such Materials only as required in the course of Executive's employment with Company or as otherwise authorized in writing by Company.

     4.6.   Notice.
            ------
            This Agreement does not apply to any invention for which no equipment, supplies, facility or trade secret information of Company was used, and which was developed entirely on Executive's own time, unless: (a) the invention relates (i) directly to the Company or (ii) to Company's actual or demonstrable anticipated research or development; or (b) the invention results from any work performed by Executive for Company.

Section 5.  Noncompetition and Nonsolicitation.
----------------------------------------------
     5.1.   Noncompetition.
            --------------
            During the Term and for a period of two (2) years after the end of the Term, Executive will not directly or indirectly be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with any business activity which is within Company's Field of Business. For purposes of the foregoing, Executive will be deemed to be connected with such business if the business is carried on by: (a) a partnership in which the Executive is general or limited partner; (b) a corporation of which Executive is a shareholder(other than a shareholder owning less than 5% of the total outstanding shares of the corporation), officer, or director; or is an Executive, consultant, agent, member or other representative.

     5.2.   Nonsolicitation.
            ---------------
            During the Term and for a period of two (2) years after the end of the Term, Executive will not directly or indirectly solicit or entice any of the following to cease, terminate or reduce any relationship with Company or to divert any business from Company; (a) any employee, consultant or representative of Company; (b) any contractor or supplier of Company; (c) any customer or client of Company; or (d) any prospective customer or client from which Executive solicited business within the last year of the Term. Further, Executive will not directly or indirectly disclose the names, dresses, telephone numbers, compensation, or arrangements between Company and any person or entity described in (a), (b) or (c) above to any competitor of Company.

Section 6.  Definitions.
-----------------------
     Whenever used in this Agreement with initial letters capitalized, the following terms will have the following specified meanings:

     6.1.   "Board" means Company's Board of Directors.

     6.2. "Cause" for purposes of paragraph 3.3, shall include the occurrence of any of the following:

            a. The Executive commits a material breach of the terms of this Agreement, which shall remain uncured for a period of thirty (30) days after written notice by the Company of such breach.

            b. The Executive is shown to have engaged in any act of dishonesty detrimental to the Company, or fraud upon the Corporation, any of its affiliated companies, or any of its customers or clients;

            c. The Executive fails to devote his full time, attention and efforts to the business and affairs of the Corporation or its affiliated companies which condition remains uncured for a period of thirty (30) days after written notice by the Company; or

            d. The Executive has been grossly negligent in the performance of his employment duties or responsibilities which condition remains uncured for a period of thirty (30) days after written notice by the Company.

     6.3. "Cause," for purposes of paragraph 3.6, shall include the occurrence of any of the following:

            a. The breach or violation by the Company of the any of the material terms of this Agreement, which shall remain uncured for a period of thirty (30) days of written notice by Executive of such breach;

            b. Any significant change in position, duties and responsibilities of Executive to which the Executive does not consent;

            c. Any move of the Company or its principal officers resulting in or any other requirement that the Executive, without his consent, change his principal residence.

            d. The Company has shown to have engaged in any active material dishonesty or fraud upon the Executive.

            e.  There shall occur a Change of Control of the Company.

     6.4. "Change of Control" means any transaction of the Company involving (i) the merger or consolidation of the Company into or with another entity where the Company's shareholders receive less than 50% of the outstanding voting securities of the new or continuing entity, (ii) the sale of all or substantially all of the Company's assets, (iii) any person not already a stockholder of the Company becoming a beneficial owner, directly or indirectly, of the securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (iv) a change in the majority of the Board of Directors of the Company, or (v) the Company terminating its business or liquidating its assets.

     6.5.   "C.E.O." means Company's Chief Executive Officer.

     6.6. "Company's Field of Business" means any of the fields of the Company's business. On the date of the Agreement, Company's Field of Business includes, but is not necessarily limited to, the following: research, development, manufacturing, use, licensing, sale and distribution of instruments and their components.

     6.7. "Confidential Information" means any information that is confidential, proprietary or trade secret information of Company or any of its customer or clients or any other information the use of disclosure of which by Company is prohibited or restricted (e.g., by reason of any contract, court order, law or other obligation by which Company is bound). "Confidential Information" may include, but is not necessarily limited to, technology, computer programs, business plans, marketing plans, information as to existing or future products or services of Company, financial projections, unpublished works of original authorship, customer lists, financial information, and trade secrets.

            Notwithstanding the foregoing, the restrictions on disclosure and use of information and materials as set forth in Section 4 shall not apply to the following, and the following is not confidential or proprietary information: (1) any information or materials which were generally available to the public at the time made available to Executive by the Company; (2) any information or materials which become, without breach of Section 4 and through no fault of Executive, generally available to the public; (3) any information or materials which Executive has received from other sources prior to the date of this Agreement, subject to no restrictions on disclosure applicable to Executive; and (4) any information or materials which Executive at any time lawfully obtains from a third party who is not under any obligation of secrecy or confidentiality to the Company, under circumstances permitting disclosure by Executive to others without restriction.

     6.8. "Intellectual Property Right" means any patent, copyright, trade secret, trade name, trademark or other intellectual property right.

     6.9. "Materials" means hardware, software, programs, manuals, drawings, designs, articles, writings, data, notes, memorandum, manuscripts, notebooks, proposals, work plans, interim and final reports, project files, client contract records and other tangible manifestations of any Confidential Information or Work Products.

     6.10.  "President" means Company's President.

     6.11. "Term" means the term of Executive's employment as an Executive of Company pursuant to this Agreement.

     6.12. "Work Product" means any invention, discovery, concept or idea (including, but not necessarily limited to, hardware, software programs, or processes, techniques, know-how, methods, systems, improvements, analytical reports, and other developments).

Section 7.  Miscellaneous.
-------------------------
     7.1.   Compliance with Laws.
            --------------------
            In the performance of this Agreement, each party will comply with all applicable laws, regulations, rules, orders and other requirements of governmental authorities having jurisdiction.

     7.2.   Equitable Relief.
            ----------------
            Executive acknowledges that: the provisions of Sections 4 and 5 are essential to Company; Company would not enter into this Agreement if it did not include such provisions; the damages sustained by Company as a result of any breach of such provisions cannot be adequately remedied by damages; and, in addition to any other right or remedy that Company may have (e.g., under this Agreement, by law or otherwise), Company will be entitled to injunctive and other equitable relief to prevent or curtail any breach of any such provisions.

     7.3.   Nonwaiver.
            ---------
            The failure of either party to insist upon or enforce strict performance by the other of any provision of this Agreement or to exercise any right, remedy or provision of this Agreement will not be interpreted or construed as a waiver or relinquishment to any extent of such party's right to consent or rely upon the same in that or any other instance; rather, the same will be and remain in full force and effect.

     7.4.   Entire Agreement.
            ----------------
            This Agreement constitutes the Entire Agreement, and supersedes any and all prior Agreements, between Company and Executive. No amendment, modification or waiver of any of the provisions of this Agreement will be valid unless set forth in a written instrument signed by the party to be bound thereby.

     7.5.   Applicable Law.
            --------------
            This Agreement will be interpreted, construed and enforced in all respects in accordance with the local laws of the State of New Mexico, without reference to its choice of law rules.

     7.6.   Attorneys Fees.
            --------------
            In the event that either party consults or retains an attorney to enforce the terms of this Agreement, the prevailing party in any such dispute or litigation shall be entitled to recover from the other party its reasonable attorneys fees and costs incurred.

     7.7.   Severability.
            ------------
            If any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable to the extent permitted by law.

     Company: CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation


                         By: _____________________________________________

                         Its: ____________________________________________



     Executive:          _________________________________________________
                         Dr. Ronald K. Lohrding